EXHIBIT 2.1

                 STOCK PURCHASE AGREEMENT DATED JULY 31, 1997

                           STOCK PURCHASE AGREEMENT


    AGREEMENT, dated July 31, 1997, between U.S. HEALTH *Ls 2* MANAGEMENT CORPORATION ("Buyer"), a Delaware corporation having its principal place of business in Melville, New York, FONAR CORPORATION ("Fonar"), a Delaware corporation having its principal place of business in Melville, New York, RAYMOND V. DAMADIAN, M.D. MR SCANNING CENTERS MANAGEMENT COMPANY ("RVDC"), a Delaware corporation having its principal place of business in Melville, New York and RAYMOND V. DAMADIAN, M.D. ("Seller"), an individual residing in Woodbury, New York.

    1. Sale and Purchase of Stock. Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller, for the consideration provided for in Section 2 below, all of the issued and outstanding stock of RVDC (the "RVDC Stock").

    2.  Purchase Price.  The consideration for the RVDC Stock referred to in
Section 1 to be conveyed to Buyer hereunder shall be Ten Thousand Shares of the Common Stock of Fonar Corporation ("Fonar").

    3. Effective Date. The purchase and sale of the RVDC Stock by the Buyer shall be effective as of June 30, 1997 (the "Effective Date").

    4. Closing. The Closing of the purchase and sale shall take place at the offices of the Buyer concurrently with the execution and delivery of this Agreement, or at such other time and place as Buyer and Seller may mutually agree in writing (such time and date is herein called the "Closing Date").

              At the Closing:

              (a) Transfer of Stock by Seller. Seller will deliver to Buyer stock certificates representing the RVDC Stock, together with stock powers duly executed in blank and such other instruments as shall be effective to vest in Buyer all right, title and interest in and to the RVDC Stock.

              (b) Payment of Consideration by Buyer. Buyer shall deliver to the Seller a certificate representing 10,000 shares of the Common Stock of Fonar Corporation, par value $.0001 per share (the "Fonar Common Stock"), registered in the name of Seller.

    5. Representations and Warranties by Seller. Seller and RVDC jointly and severally represent and warrant to Buyer as follows:

              (a) Organization and Standing of Sellers, Et Cetera. RVDC is a corporation duly organized under the laws of the State of Delaware. Copies of RVDC's certificate of incorporation, and all amendments thereto and of its By-Laws have been provided by Seller and RVDC to Buyer.

              (b) Authorization, Et Cetera. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Seller and RVDC.

              (c) Capitalization. The authorized capital stock of RVDC consists of 100 shares of Common Stock having no par value. The RVDC Stock constitutes all of the issued and outstanding shares of RVDC.

              (d) RVDC Stock. Seller is the sole record and beneficial owner of the RVDC Stock. The RVDC Stock is subject to no pledge, security interest, lien, mortgage, charge, option, call, or other contract or encumbrance.

              (e) Financial Books and Records; Other Books and Records. Seller has given the Buyer access to all of RVDC's financial books and records and other books and records. Buyer acknowledges that it has examined and is familiar with all of RVDC's financial books and records and other books and records. Buyer acknowledges that it is purchasing the RVDC Stock without reliance on any representations of the Seller with respect to the financial condition, assets, or liabilities of RVDC and is relying on Buyer's own investigation of RVDC.

              (f) Real Property. RVDC owns no real property. Buyer acknowledges that it has received copies of all leases for all real property leased by RVDC.

              (g) Personal Property. Seller has given Buyer access to all books and records of RVDC respecting the personal property of RVDC. Buyer acknowledges that it has been given such access and performed any investigation Buyer has deemed necessary to its satisfaction.

              (h) Litigation. Seller has given Buyer access to all of RVDC's books and records concerning any litigation, arbitration, proceeding or investigation pending or threatened against RVDC which might, either individually or collectively, result in any material adverse change in the business or condition (financial or otherwise) of RVDC or in any of its properties or assets, or in any material liability on the part of RVDC, or in any material change in the methods of doing business of RVDC, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement. Buyer acknowledges that it has been given such access and performed any investigation Buyer has deemed necessary to Buyer's satisfaction.

              (i) No Broker. Neither RVDC nor Seller has employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby

    6. Representations and Warranties of the Buyer. The Buyer represents and warrants as follows:

              (a) Organization and Standing. The Buyer is a corporation duly organized under the laws of the State of Delaware

              (b) Litigation, Et Cetera. There is no litigation, proceeding or investigation pending or threatened against Buyer which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

              (c) Broker. Buyer has employed no finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

    7. Access, Information and Documents. Buyer acknowledges that Seller has given it and its counsel, accountants and other authorized representatives full access to all of RVDC's assets and properties, to RVDC's key personnel and persons with whom RVDC does business and to all books, contracts, commitments and records of RVDC and has delivered to Buyer all such documents and copies of documents and information with respect to RVDC's properties and business as Buyer has from time to time requested. Buyer acknowledges that its has performed its own investigation of RVDC and is satisfied with the results thereof. Buyer acknowledges that it is not relying on any representations of Seller with respect to RVDC in connection with its purchase of the RVDC Stock and the transactions contemplated hereby.

    8. Transition of Business from Seller to Buyer. It is the intention of the parties that the following principles shall govern the transition of the business of RVDC to the Buyer:

              (a) Conduct of Business Pending Closing. Between the date hereof and the Closing:

          	(i) RVDC will keep Buyer informed as to its affairs and will consult with Buyer on all important matters pertaining to its business;

          	(ii) RVDC will conduct its business only in the ordinary course except as otherwise requested by Buyer;

     	(b) Business Organization, Et Cetera. Except as otherwise requested by Buyer, RVDC will use its best efforts to (without making any commitment on behalf of Buyer) to preserve cntact for Buyer RVDC's business organization, including all of its personnel described in subparagraph (c) below, and the goodwill of its customers, suppliers and others having relations with RVDC.

		(c) Transfer of Personnel. RVDC shall use its best efforts to ensure that all supervisory personnel, technicians, accounting and marketing personnel, and, all executive personnel employed by RVDC shall become employees of Buyer, and Buyer will assume full responsibility for the payment of all salaries and wages accruing to such personnel during such periods after the Effective Date as such personnel shall be employed by Buyer, it being understood that Buyer shall not be under any obligation to continue any of such personnel in its employment.

	9. Books and Records. At or immediately after the Closing, RVDC will turn over to Buyer, all customers' lists, physician lists, books of account, patient files and records, inventory records, personnel records and other books and records, including without limitation tax records and returns, which are kept by RVDC and which are required by Buyer in order to permit the continued operation of RVDC's business. After the Closing, Seller will permit Buyer and its representatives, at such reasonable times as Buyer may request, to inspect any books and records relating to RVDC which are retained by Seller and to make extracts therefrom.

    10. Further Assurances. From time to time, at Buyer's request (whether at or after the Closing) and without further consideration, Seller, at Buyer's expense, will execute and transfer and will take such other action as Buyer may reasonably request in order to give full effect to the transactions contemplated hereby.

	11. Covenant of the Buyer. The Buyer covenants and agrees with the Seller that after the Closing, Buyer will permit Seller and his representatives, at such reasonable times as Seller may request, to inspect and make extracts from any books and records turned over by Seller to Buyer at the Closing for the purpose of preparing any tax returns, complying with other governmental requirements, or any other valid purpose.

	12. Conditions of Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment to Buyer's reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

              (a) Representations and Warranties True at Closing. The representations and warranties made by Seller and RVDC in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

              (b) Performance. Seller and RVDC shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

              (c) No Government Opposition. No governmental entity shall have made known, formally or informally, any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

              (d) No Private Opposition. No private party shall have commenced an action or filed suit against either of the parties questioning in any way the validity of this Agreement or the transactions contemplated hereby.

    13. Conditions of Seller's Obligations. The obligations of the Seller under this Agreement are subject to the fulfillment to Seller's reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

              (a) Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties are made at and as of such time.

              (b) Performance. Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

    14. Licenses. As a condition to and in consideration for the agreements of Seller and RVDC contained herein, Fonar, on behalf of itself and the Fonar Subsidiaries, as hereinafter defined, hereby grants to RVDC, effective as of the Effective Date, a nonexclusive, perpetual, royalty-free and worldwide right and license under the Licensed Patents, as hereinafter defined, to make, use sell and otherwise dispose of apparatus covered by a claim of any Licensed Patent which has issued or which hereafter may issue and practice the method covered by any claim of any Licensed Patent which has issued or which hereafter may issue. RVDC may sublicense others to make, use, sell and otherwise dispose of apparatus or practice the method covered by any claim of any Licensed Patent. For the purpose of this Agreement, the term "Fonar Subsidiaries" means and refers to all separate legal entities which are directly or indirectly controlled by Fonar. Fonar has direct or indirect control of another legal entity for these purposes if it has the direct or indirect power to elect or appoint the majority of directors or other governing persons of the entity. For the purposes of this Agreement, the term "Licensed Patents" means and refers to all United States and foreign patents owned or which hereafter may be owned by Fonar or any Fonar Subsidiary. The license to RVDC provided herein shall include the right to use all trade secrets, technology and unpatented inventions of Fonar and the Fonar Subsidiaries now or hereafter existing and to use and retain copies of schematic diagrams, drawings, and other documents and media containing such trade secrets, technology and inventions and information relating to apparatus and methods covered by any Licensed Patents. In addition, Fonar, on behalf of itself and the Fonar Subsidiaries, hereby grants to RVDC a nonexclusive royalty-free license to use and sublicense any and all Software, as hereinafter defined, now or hereafter owned by Fonar or any Fonar Subsidiary. The term "Software" means and refers to computer instructions or data files and any improvements or modifications of them, whether supplied in machine, assembly or higher level languages and including such instructions or data files in all forms of interpretation, compilation, mediums of expression and storage.

    15. Expenses. Except as otherwise provided herein, Seller will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by Seller, and Buyer will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by Buyer.

    16. Survival of Representations and Warranties. All statements, representations and warranties and agreements made by Seller contained in this Agreement or any certificate or other instrument delivered by Seller pursuant to this Agreement, or otherwise made by Seller in writing as a condition of, or otherwise in connection with, the transactions contemplated hereby, shall not survive the Closing unless otherwise expressly provided in this Agreement.

    17. Limitation of Seller's Liability. Any liability of Seller to Buyer under this Agreement shall be limited to the market value of the Fonar Common Stock transferred to Seller in consideration of the RVDC Stock as at the date of the Closing.

    18. Rescission by Seller. The sale and purchase of the RVDC Stock may be rescinded by Seller upon the occurrence of any of the following events, except that any such rescission will not terminate, rescind or otherwise affect the licenses granted to RVDC pursuant to Paragraph 14 hereof:

              (a) In the event that any judgment or supplemental judgment rendered against General Electric Company in Fonar's favor in Civil Action No. 92-CV-4196 (LDW) in the Eastern District of New York (Hauppauge), Fonar Corporation et ano. v. General Electric Company et ano. is reversed, vacated or modified in any respect adversely to Fonar, or in the event the decision dated February 25, 1997 of the United States Court of Appeals for the Federal Circuit in Fonar Corporation et ano. v. General Electric et ano. (96-1075,-1106,-1091) is reversed, vacated or modified in any respect adversely to Fonar;

              (b) In the event Fonar commits an act of bankruptcy or is the subject of any proceeding under the applicable bankruptcy laws and such proceeding against Fonar remains undismissed or undischarged for a period of ninety (90) days.

              (c) In the event Seller is removed as a Director of Fonar or in the event Seller is removed as the President of Fonar without his consent.

              (d) In the event a person acquires the direct or indirect beneficial ownership of securities of Fonar having voting power equal to or greater than the voting power of securities of Fonar held directly by Seller or his executors, administrators and heirs. For purposes of this subparagraph, the term "person" shall include a natural person, company, government or instrumentality of a government and any two or more persons, as so defined, acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, controlling or disposing of any security of Fonar. The term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as such Rule is in effect on the date hereof.

    19. Rescission by Fonar. The licenses granted by Fonar under Paragraph 14 hereof may be terminated by Fonar upon the occurrence of any of the following events, except that any such termination will not rescind, terminate or otherwise affect the sale and purchase of the RVDC Stock pursuant to this
Agreement:

              (a) In the event RVDC commits an act of bankruptcy or is the subject of any proceeding under the applicable bankruptcy laws and such proceeding against RVDC remains undismissed or undischarged for a period of ninety (90) days.

              (b) In the event Seller is removed as a Director of RVDC or in the event Seller is removed as the President of RVDC without his consent.

              (c) In the event a person acquires the direct or indirect beneficial ownership of securities of RVDC having voting power equal to or greater than the voting power of securities of RVDC held directly by Fonar, Seller, Buyer or Seller's executors, administrators and heirs. For purposes of this subparagraph, the term "person" shall include a natural person, company, government or instrumentality of a government and any two or more persons, as so defined, acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, controlling or disposing of any security of RVDC. The term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as such Rule is in effect on the date hereof.

    20. Assignment. No assignment of rights or obligations hereunder shall be made by either party without the express written prior approval of the other party.

    21. Notices, Et Cetera. All notices, consents and other communications hereunder shall be in writing (except for those relating to day-to-day transactions in the ordinary course of business where representatives of Buyer and Seller may reach a decision, subsequently to be confirmed in writing) and shall be deemed to have been given when delivered or mailed by first-class, registered or certified mail, postage prepaid, addressed to the Seller, RVDC, Fonar and the Buyer at their respective business addresses in Melville, New York, or at such other address as any party shall have furnished to others by the giving of notice thereof.

    22. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of such parties. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The headings of this Agreement are for reference only, and shall not limit or otherwise affect any of the terms or provisions hereof. This Agreement may be executed in several counterparts and may be executed by the respective parties hereto on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in the manner legally binding upon them as of the date first above written.

                                U.S. HEALTH MANAGEMENT CORPORATION


                                By:  /s/ Raymond V. Damadian
                                     Raymond V. Damadian,
[Seal]                               Chairman of the Board


ATTEST:


/s/ Henry T. Meyer
General Counsel


                                FONAR CORPORATION


                                By: /s/ Raymond V. Damadian
                                    Raymond V. Damadian,
                                    President

[Seal]


ATTEST:


/s/ Henry T. Meyer
General Counsel


                               RAYMOND V. DAMADIAN, M.D. MR

                   SCANNING CENTERS MANAGEMENT COMPANY


[Seal]                         By:  /s/ Raymond V. Damadian
                                    Raymond V. Damadian,
                                    President

ATTEST:


/s/ Henry T. Meyer
General Counsel



                               /s/ Raymond V. Damadian
                               RAYMOND V. DAMADIAN